Exhibit 99.1

TripAdvisor Reports Fourth Quarter and Full Year 2017 Financial Results

NEEDHAM, MA, February 14, 2018 — TripAdvisor, Inc. (NASDAQ: TRIP) today announced financial results for the fourth quarter and full year ended December 31, 2017.

“During Q4 and 2017 we continued to make progress along our key initiatives,” said Chief Executive Officer Steve Kaufer. “Continued product enhancements, as well as strong content, community and supply growth, nicely position the TripAdvisor platform in front of long-term growth opportunities. In 2018 and during the years ahead, we will continue to improve the traveler experience, helping more users in more moments throughout the travel journey. We will find new ways to help travel partners get more visibility in front of our massive global travel audience. We are taking essential steps to unlock long-term growth.”

Fourth Quarter and Full Year 2017 Summary

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages and per share amounts)	2017	2016	% Change	2017	2016	% Change
Total Revenue	$321	$316	2%	$1,556	$1,480	5%
Hotel	$244	$252	(3)%	$1,196	$1,190	1%
Non-Hotel	$77	$64	20%	$360	$290	24%

GAAP Net Income (Loss)	$(84)	$1	(8500)%	$(19)	$120	(116)%

Total Adjusted EBITDA (1)	$63	$58	9%	$331	$352	(6)%
Hotel	$63	$66	(5)%	$286	$380	(25)%
Non-Hotel	$—	$(8)	100%	$45	$(28)	261%

Non-GAAP Net Income (1)	$8	$23	(65)%	$144	$206	(30)%

Diluted Earnings (Loss) per Share:
GAAP	$(0.60)	$0.01	(6100)%	$(0.14)	$0.82	(117)%
Non-GAAP (1)	$0.06	$0.16	(63)%	$1.02	$1.40	(27)%

Cash flow from operating activities	$18	$46	(61)%	$238	$321	(26)%
Free cash flow (1)	$3	$30	(90)%	$174	$249	(30)%
(1)

“Adjusted EBITDA”, “Non-GAAP Net Income”, “Non-GAAP Diluted Earnings per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

“Fourth quarter financial performance was ahead of our expectations driven by stabilization in our click-based auction,” added Chief Financial Officer Ernst Teunissen. “In 2018, we will continue to take a pragmatic approach in our Hotel segment, making targeted marketing investments while preserving profit. In our Non-Hotel segment, our focus is to continue to drive revenue growth and market share gains, particularly in Attractions.”

Fourth Quarter and Full Year 2017 Operational and Other Financial Highlights

•

User reviews and opinions grew 29% year-over-year and reached 600 million at December 31, 2017, covering approximately 1.2 million hotels, inns, B&Bs and specialty lodging, 750,000 vacation rentals, 4.6 million restaurants and 915,000 attractions, including tours and activities.

•

Average monthly unique visitors on TripAdvisor-branded websites and applications grew 17% in Q4 2017 and grew to 455 million* during the 2017 peak summer travel season. Average monthly unique hotel shoppers grew 3% in Q4 2017 and grew 7% in the full year 2017.

•

TripAdvisor-branded click-based and transaction revenue declined 11% in Q4 2017 and grew 1% in the full year 2017 while Q4 2017 and full year 2017 revenue per hotel shopper declined 14% and 7% year-over-year, respectively.

•	Fourth quarter consolidated GAAP net income was negative $84 million, primarily driven by a $73 million income tax charge related to the enactment of the Tax Cuts and Jobs Act of 2017.
•	Q4 Hotel segment year-over-year adjusted EBITDA margin was 26%, primarily driven by increased efficiency in Hotel segment marketing investments.
•	Full year 2017 Non-Hotel segment adjusted EBITDA was $45 million, and full year 2017 Non-Hotel segment adjusted EBITDA margin was 13%, up from negative 10% in 2016.

Tax Cuts and Jobs Act of 2017

On December 22, 2017, U.S. tax legislation commonly referred to as the U.S. Tax Cuts and Jobs Act of 2017 (the 2017 Tax Act) was enacted into law and the new legislation contains several key tax provisions that affected us, including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the corporate income tax rate from 35% to 21% effective January 1, 2018, among others. We are required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax resulting from the deemed repatriation of foreign cash, remeasuring our U.S. deferred tax assets and liabilities, and reassessing the net realizability of our deferred tax assets and liabilities. In December 2017, the SEC staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (SAB 118), which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. As a result, our provision for income taxes increased by $73 million in Q4 2017, the substantial majority of which was driven by the transition tax. An estimated amount of $67 million for the transition tax is accrued at December 31, 2017 and is payable over eight years, and a $6 million expense was recorded for the remeasurement of deferred taxes. Since the 2017 Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and accounting interpretation are expected over the next 12 months, we consider the accounting of the transition tax, deferred tax re-measurements, and other items to be provisional due to the forthcoming guidance and our ongoing analysis of final year-end data and tax positions. We expect to complete our analysis within the measurement period in accordance with SAB 118.

         On February 2, 2018, the Company made a one-time repatriation of $325 million of foreign earnings to the United States primarily to repay outstanding borrowings under the 2015 Credit Facility. The remaining outstanding borrowings under the 2015 Credit Facility was subsequently repaid by the Company.

Share Repurchase Program

        On January 31, 2018, TripAdvisor’s Board of Directors authorized up to $250 million of share repurchases. This new repurchase program has no expiration but may be suspended or terminated by the Board of Directors at any time.

Fourth Quarter and Full Year 2017 Revenue by Source and Geography

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages)	2017	2016	% Change	2017	2016	% Change
Revenue by Source:
TripAdvisor-branded click-based and transaction (1)	$137	$154	(11)%	$756	$750	1%
TripAdvisor-branded display-based advertising and subscription (2)	77	69	12%	292	282	4%
Other hotel revenue (3)	30	29	3%	148	158	(6)%
Non-Hotel (4)	77	64	20%	360	290	24%
Total Revenue	$321	$316	2%	$1,556	$1,480	5%

Revenue by Geography (% of total revenue): (5)
US	55%	55%		56%	54%
Europe	26%	26%		27%	28%
ROW	19%	19%		17%	18%

(1)	Consists of click-based advertising revenue, from TripAdvisor-branded websites, as well as transaction-based revenue from instant booking.
(2)	Includes revenue from display-based advertising and subscription-based hotel advertising revenue on TripAdvisor-branded sites.
(3)	Includes revenue from non-TripAdvisor branded websites, including click-based advertising revenue, display-based advertising revenue and room reservations sold through these websites.
(4)	Consists of our Attractions, Restaurants, and Vacation Rentals businesses.
(5)

In the first quarter of 2017, we changed our geographic revenue presentation and reclassified the following geographic regions into rest of world, or ROW: (1) Canada (previously included in North America); (2) Middle East and Africa (previously included in Europe, Middle East and Africa, or EMEA); (3) Asia-Pacific (APAC); and (4) Latin America (LATAM). Prior period amounts were reclassified to conform to the current presentation. This change had no effect on our consolidated financial statements in any reporting period.

Conference Call

TripAdvisor posted prepared remarks and supplemental financial information on the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com. TripAdvisor will host a conference call tomorrow, February 15, 2018, at 8:30 a.m., Eastern Time, to discuss TripAdvisor’s fourth quarter 2017 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 89021070) until February 22, 2018 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor, the world's largest travel site**, enables travelers to unleash the full potential of every trip. With over 600 million reviews and opinions covering the world's largest selection of travel listings worldwide – covering approximately 7.5 million accommodations, airlines, attractions, and restaurants -- TripAdvisor provides travelers with the wisdom of the crowds to help them decide where to stay, how to fly, what to do and where to eat. TripAdvisor also compares prices from more than 200 hotel booking sites so travelers can find the lowest price on the hotel that's right for them. TripAdvisor-branded sites are available in 49 markets, and are home to the world's largest travel community of 455 million average monthly unique visitors*, all looking to get the most out of every trip. TripAdvisor: Know better. Book better. Go better.

TripAdvisor, Inc. (NASDAQ: TRIP), through its subsidiaries, manages and operates websites under 20 other travel media brands: www.airfarewatchdog.com, www.bookingbuddy.com, www.citymaps.com, www.cruisecritic.com, www.familyvacationcritic.com,   www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.iens.nl and www.dimmi.com.au), www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.vacationhomerentals.com and www.viator.com.

*Source: TripAdvisor log files, average monthly unique visitors, Q3 2017

**Source: comScore Media Metrix for TripAdvisor Sites, worldwide, October 2017

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue	$321	$439	$316	$1,556	$1,480

Costs and expenses:
Cost of revenue	16	20	16	72	71
Selling and marketing (1)	167	247	172	849	756
Technology and content (1)	58	61	58	243	243
General and administrative (1)	42	42	34	157	143
Depreciation	21	19	18	79	69
Amortization of intangible assets	8	8	8	32	32
Total costs and expenses	312	397	306	1,432	1,314
Operating income	9	42	10	124	166
Other income (expense), net	(6)	(4)	(6)	(14)	(15)
Income before income taxes	3	38	4	110	151
Provision for income taxes	(87)	(13)	(3)	(129)	(31)
Net income (loss)	$(84)	$25	$1	$(19)	$120
Earnings (loss) per share attributable to common stockholders:
Basic	$(0.60)	$0.18	$0.01	$(0.14)	$0.83
Diluted	$(0.60)	$0.18	$0.01	$(0.14)	$0.82
Weighted average common shares outstanding:
Basic	139	139	145	140	145
Diluted	139	139	146	140	147
(1) Includes stock-based compensation expense as follows:
Selling and marketing	$6	$5	$5	$21	$20
Technology and content	$9	$12	$10	$40	$40
General and administrative	$10	$9	$7	$35	$25

TripAdvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$673	$612
Short-term marketable securities	35	118
Accounts receivable, net of allowance for doubtful accounts of $16 and $9, respectively	230	189
Income taxes receivable	30	—
Prepaid expenses and other current assets	25	31
Total current assets	993	950
Long-term marketable securities	27	16
Property and equipment, net of accumulated depreciation of $177 and $111, respectively	263	260
Intangible assets, net of accumulated amortization of $112 and $80, respectively	142	167
Goodwill	758	736
Deferred income taxes, net	16	42
Other long-term assets	73	67
TOTAL ASSETS	$2,272	$2,238
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8	$14
Deferred merchant payables	156	128
Deferred revenue	60	64
Current portion of debt	7	80
Income taxes payable	5	10
Accrued expenses and other current liabilities	136	127
Total current liabilities	372	423
Long-term debt	230	91
Deferred income taxes, net	14	12
Other long-term liabilities	293	210
Total Liabilities	909	736

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 135,617,263 and 134,706,467, respectively
Shares outstanding: 126,142,773 and 131,310,980, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	926	831
Retained earnings	926	945
Accumulated other comprehensive (loss) income	(42)	(77)
Treasury stock-common stock, at cost, 9,474,490 and 3,395,487 shares, respectively	(447)	(197)
Total Stockholders’ Equity	1,363	1,502
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,272	$2,238

TripAdvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Operating activities:
Net income (loss)	$(84)	$25	$1	$(19)	$120
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	21	19	18	79	69
Amortization of intangible assets	8	8	8	32	32
Stock-based compensation expense	25	26	22	96	85
Deferred tax expense (benefit)	40	(10)	(6)	29	(20)
Other, net	4	6	4	10	10
Changes in operating assets and liabilities, net of effects from acquisitions and other investments	4	(209)	(1)	11	25
Net cash provided by (used in) operating activities	18	(135)	46	238	321

Investing activities:
Capital expenditures, including internal-use software and website development	(15)	(15)	(16)	(64)	(72)
Acquisitions and other investments, net of cash acquired	—	—	(20)	—	(43)
Purchases of marketable securities	(47)	(9)	(22)	(63)	(166)
Sales of marketable securities	—	2	22	105	84
Maturities of marketable securities	4	8	9	28	32
Other investing activities, net	—	—	1	—	2
Net cash (used in) provided by investing activities	(58)	(14)	(26)	6	(163)

Financing activities:
Repurchase of common stock	—	—	(84)	(250)	(105)
Proceeds from Chinese credit facilities	—	—	5	—	7
Payments to Chinese credit facilities	—	—	(1)	—	(1)
Proceeds from 2015 credit facility, net of financing costs	20	40	91	433	101
Payments to 2015 credit facility	(55)	(35)	(20)	(296)	(210)
Proceeds from 2016 credit facility, net of financing costs	—	—	—	—	73
Payments to 2016 credit facility	—	—	—	(73)	—
Proceeds from exercise of stock options	—	1	1	3	7
Payment of withholding taxes on net share settlements of equity awards	(2)	(1)	(2)	(17)	(15)
Net cash (used in) provided by financing activities	(37)	5	(10)	(200)	(143)
Effect of exchange rate changes on cash and cash equivalents	—	7	(9)	17	(17)
Net (decrease) increase in cash and cash equivalents	(77)	(137)	1	61	(2)
Cash and cash equivalents at beginning of period	750	887	611	612	614
Cash and cash equivalents at end of period	$673	$750	$612	$673	$612

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes, net of refunds				$62	$29
Cash paid during the period for interest				$13	$10

TripAdvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	Q/Q Growth	Y/Y Growth
Revenue:
Hotel	$244	$312	$252	(22)%	(3)%
Non-Hotel	77	127	64	(39)%	20%
Total revenue	$321	$439	$316	(27)%	2%
Adjusted EBITDA (1):
Hotel	$63	$51	$66	24%	(5)%
Non-Hotel	—	44	(8)	(100)%	100%
Total Adjusted EBITDA	$63	$95	$58	(34)%	9%
Adjusted EBITDA Margin (1):
Hotel	26%	16%	26%
Non-Hotel	0%	35%	(13)%
Total Adjusted EBITDA Margin	20%	22%	18%

Net Income (Loss) (2)	$(84)	$25	$1
Net Income (Loss) Margin	(26)%	6%	0%

	Year Ended December 31,		% Change
	2017	2016	2017 vs. 2016
Revenue:
Hotel	$1,196	$1,190	1%
Non-Hotel	360	290	24%
Total revenue	$1,556	$1,480	5%
Adjusted EBITDA (1):
Hotel	$286	$380	(25)%
Non-Hotel	45	(28)	261%
Total Adjusted EBITDA	$331	$352	(6)%
Adjusted EBITDA Margin (1):
Hotel	24%	32%
Non-Hotel	13%	(10)%
Total Adjusted EBITDA Margin	21%	24%

Net Income (Loss) (2)	$(19)	$120
Net Income (Loss) Margin	(1)%	8%

(1)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(2)	This amount reflects our consolidated GAAP net income (loss) for the periods presented. TripAdvisor does not calculate or report net income (loss) by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call or webcast, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare TripAdvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

TripAdvisor defines “Adjusted EBITDA” as Net Income (Loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; and (7) other non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate the operating performance of our business, as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

TripAdvisor defines “non-GAAP net income” as GAAP net income (loss) excluding, net of their related tax effects (which excludes the impact of significant changes resulting from tax legislation such as the 2017 Tax Act): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible assets, and other long-lived asset impairments; and (4) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance.

TripAdvisor defines “non-GAAP net income per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. During the second quarter of 2016, TripAdvisor began calculating non-GAAP net income per diluted share using GAAP diluted shares determined under the treasury stock method. This change did not have a material effect on our previously reported non-GAAP EPS calculations in prior periods.

Non-GAAP net income and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income does not include all items that affect our net income and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

TripAdvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

TripAdvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(84)	$25	$1	$(19)	$120
Add: Provision for income taxes	87	13	3	129	31
Add: Other expense (income), net	6	4	6	14	15
Add: Depreciation and amortization of intangible assets	29	27	26	111	101
Add: Stock-based compensation expense	25	26	22	96	85
Adjusted EBITDA (Non-GAAP)	$63	$95	$58	$331	$352

Revenue (GAAP)	$321	$439	$316	$1,556	$1,480

Net Income (Loss) margin (GAAP)	(26%)	6%	0%	(1%)	8%
Adjusted EBITDA margin (Non-GAAP) (1)	20%	22%	18%	21%	24%

Reconciliation from GAAP Net Income (Loss) and GAAP Net Income (Loss) per diluted share to Non-GAAP net income and Non-GAAP net income per diluted share:
GAAP Net Income (Loss)	$(84)		$1	$(19)	$120
Add: Stock-based compensation expense	25		22	96	85
Add: Amortization of intangible assets	8		8	32	32
Add: Loss on cost method investment	―		―	2	―
Subtract: Income tax effect of Non-GAAP adjustments (2)	14		8	40	31
Add: Income tax impact related to 2017 Tax Cuts and Jobs Act (3)	73		―	73	―
Non-GAAP net income	$8		$23	$144	$206

GAAP diluted shares (4)	139		146	141	147

GAAP Net Income (Loss) per diluted share	$(0.60)		$0.01	$(0.14)	$0.82
Non-GAAP net income per diluted share (5)	$0.06		$0.16	$1.02	$1.40

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by operating activities (GAAP)	$18		$46	$238	$321
Subtract: Capital expenditures	15		16	64	72
Free cash flow (Non-GAAP)	$3		$30	$174	$249

(1)	TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense for the periods presented.

(3)

Represents a provision for income taxes of $73 million recorded in Q4 2017 related to the 2017 Tax Act, including an estimated amount of $67 million for a transition tax and a $6 million expense related to the remeasurement of deferred taxes. See a detailed discussion of the 2017 Tax Act above.

(4)	Includes potential dilutive effect of common equivalent shares as if the Company had generated net income for the three months and year ended December 31, 2017.
(5)	TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by GAAP diluted shares.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and TripAdvisor’s prospects as a comprehensive destination for hotels, attractions, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

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